BY-LAWS

                                       OF

                           AMERIHOST PROPERTIES, INC.
                            (a Delaware corporation)

                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------

                  Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                             MEETING OF STOCKHOLDERS
                             -----------------------

                  Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Des Plaines, State of Illinois, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. Meetings of stockholders for any other purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.


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                  Section 2. Annual meetings of stockholders, commencing with the year 1989, shall be held on the first Tuesday in August, 1989, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by plurality vote a Board of Directors, and transact such other business as may properly by brought before the meeting.

                  Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the



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place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the Chairman of the Board of Directors, president or secretary at the request in writing of the Chairman of the Board of Directors or a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of meeting, to each stockholder entitled to vote at such meeting.

                  Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the


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transaction of business, except at otherwise provided by statute or by the
Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be



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entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                  Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

                  Section 1. The number of directors which shall constitute the whole Board shall be not less than five nor more than eleven. The exact number of directors shall be determined by resolution of the Board of Directors or by



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the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. The number of directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

                  Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may,


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upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                  Section 4. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 6. The first meeting of each newly elected Board of Directors shall follow the annual stockholders' meeting or shall be held at such other time as the Board of Directors shall decide and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time

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and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                  Section 8. Special meetings of the Board of Directors may be called by the Chairman of the Board or President on two days notice to each director, which notice does not have to specify the purpose of the meeting, either personally, by mail, by telegram or by facsimile; special meetings shall be called by the Chairman of the Board or President or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case, special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

                  Section 9. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise



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specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 11. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 12. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, or any committee, may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                  Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each



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committee to consist of one or more of the directors of the corporation. The
Board may designate one of more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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                            COMPENSATION OF DIRECTORS

                  Section 14. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

                  Section 15. Unless otherwise restricted by the Certificate of Incorporation or by law, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority or shares entitled to vote at an election of directors, and (ii) any director may be removed for cause by a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                                   ARTICLE IV
                                   ----------

                                     NOTICES
                                     -------

                  Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

                  Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a chairman of the board of directors, a president, an executive vice-president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, a vice-chairman of the board of directors and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the

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Certificate of Incorporation or these By-Laws otherwise provide.

                  Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, one of which shall be an executive vice-president, a secretary, a treasurer, and such assistant officers and a vice chairman of the board of directors if and as the Board of Directors deem desirable.

                  Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time without cause, and without notice by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

                  Section 6. The Chairman of the Board of Directors shall be the ultimate decision-making officer of the corporation. He shall have general



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supervisory powers but not day to day responsibility for (i) the active management of the business, property and affairs of the corporation, and (ii) the direction and supervision of the other officers. He shall preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof, for delivery to the Secretary. He may sign, with the Secretary, any Assistant Secretary, Treasurer or any Assistant Treasurer, certificates for shares of the corporation and may sign any policies, contracts, deeds, mortgages, bond, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegate by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; appoint and discharge agents and employees of the corporation. The Chairman of the Board shall be ex-officio a member of all committees. In the absence of the President and the Executive Vice-President, or in the event of their inability or refusal to act, the Chairman of the Board shall perform the duties of President and, when so acting shall have all of the powers of, and be subject to all restrictions upon the President.


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                                  THE PRESIDENT

                  Section 7. The President shall be the chief executive officer of the corporation and on a day to day basis shall be in charge of (i) the active management of the business, property, operations and affairs of the corporation, (ii) the direction and supervision of the other officers. He shall also assume an active role in planning and policy making for the corporation. He shall assume such other duties as the Board of Directors may assign to him from time to time. The President shall taken an active role in planning and policy making and shall present plans to the Board of Directors. He shall in the absence or incapacity of the Chairman of the Board of Directors perform all the duties and functions of the Chairman of the Board. He may sign, with the Secretary, any Assistant Secretary, Treasurer or any Assistant Treasurer, certificates for shares of the corporation, and may sign any policies, contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors have authorized to be executed, except in those cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; appoint and discharge agents and employees of the corporation and, in general, shall perform all duties incident to the office of president. The President shall be ex officio a member of all committees.

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                          THE EXECUTIVE VICE PRESIDENT

                  Section 8. The Executive Vice President shall assist the Chairman of the Board and the President in the discharge of their duties as they may direct and shall perform such other duties as from time to time may be assigned by the Board of Directors. The Executive Vice President shall assist the President in the direction and supervision of other officers and in corporate planning and policy making. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the Executive Vice President may execute for the corporation certificates for its shares and any policies, contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

                               THE VICE PRESIDENTS

                  Section 9. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents) shall assist the Chairman of the Board, the President and the Executive Vice President in the discharge of their duties as they may direct and shall perform such other duties as from time to time may be assigned by the Chairman of the Board, the President and the Executive Vice President or by the Board of Directors. In the absence of the President, the Executive Vice President and the Chairman of the Board or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Solely in those instances in which the authority to execute is expressly delegated to the Vice President (or each of them if there are more than one), the Vice President (or each of them if there are more than one) may execute for the corporation any policies, contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or

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with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

                                  THE TREASURER

                  Section 10. The Treasurer shall be the principal accounting and chief financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall, at the corporation's expense, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

                                  THE SECRETARY

                  Section 11. The Secretary shall: (a) record the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of

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the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President or the Executive Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the Board of Directors, and any policies, contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               VICE CHAIRMAN, ASSISTANT VICE PRESIDENTS, ASSISTANT
                      TREASURERS, AND ASSISTANT SECRETARIES

                  Section 12. The Vice Chairman, Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries shall perform such duties as shall be assigned to them by the Chairman of the Board of Directors, the Executive Vice President, Vice Presidents, Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the Chairman of the Board of Directors, the President, the Executive Vice President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws. The Assistant Treasurers shall, if required by the Board of Directors and at the corporation's expense, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VI
                                   ----------

                              CERTIFICATE OF STOCK
                              --------------------

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the President, or the Executive Vice President or any other officer thereunto authorized by the Board of Directors and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shared owned by him in the corporation.

                  Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or

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whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

                  Section 3. The Board of Directors or the transfer agent may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the transfer agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate of certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the other certificate and record the transaction upon its books.

                               FIXING RECORD DATE

                  Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Director may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                                   -----------

                               GENERAL PROVISIONS
                               ------------------

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                  Section 3. All checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                  Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 INDEMNIFCATION

                  Section 7. The corporation shall indemnify and advance its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended (the "Act"), provided, however, the indemnification and advancement of expenses provided by or granted pursuant to the Act shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

                  Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if, in the event of a stockholders' meeting, notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                             AMENDMENT TO BYLAWS OF
                           ARLINGTON HOSPITALITY, INC.

               ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 27, 2002
               --------------------------------------------------

--------------------------------------------------------------------------------


CORPORATE GOVERNANCE PROVISIONS
-------------------------------


1. At least two-thirds of the members of the board of directors (the "Board") shall be independent. For purposes of any action of the Board, at least one-half of the directors present and eligible to vote must be independent.

    An independent director means a person who:

     (a) has not been an employee of the Company or any of its subsidiaries for the previous three years;
     (b) is not affiliated with a significant customer or supplier of the Company ("significant" means more than 1% of annual sales);
     (c) is not employed by an entity and has not had, during the past two years, any interest in any significant transaction with the Company and/or any executive officer, or any business or financial relationship with the Company and/or any executive officer, or an affiliate of the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission;
     (d)  is not a relative of an executive officer or director of the Company;
     (e)  receives no compensation from the Company other than director's fees;
     (f) does not personally receive and is not an employee, director, or trustee of a foundation, university, or other institution that receives grants or endowments from the Company that are material to the Company or to either the recipient and/or the foundation, university or institution; or,
     (g) is not employed by an entity of which (i) an executive officer of the Company serves as a director or trustee, or (ii) a director of the Company serves in a senior executive capacity.

2. There shall be an Audit Committee of the Board, composed entirely of independent directors, which shall oversee the Company's financial reporting process and internal controls, review compliance with laws and accounting standards, recommend the appointment of public accountants, and provide a direct channel of communication to the Board for public accountants, internal auditors and finance officers. This Committee will be required to meet at least four times per year.

3. There shall be a Compensation Committee of the Board, composed entirely of independent directors, which shall be responsible for (a) ensuring that senior management will be accountable to the Board through the effective application of compensation policies, and (b) monitoring the effectiveness of senior management. The Compensation Committee shall establish compensation policies applicable to the Company's executive officers. A fair summary of such policies and the relationship of corporate performance to executive compensation, including the factors and criteria upon which the Chief Executive Officer's compensation was based, shall be disclosed to shareholders in the Company's proxy statement for the annual meeting. This Committee will be required to meet at least two times per year and conduct written reviews of at least the CEO and the CFO (with respect to Board performance).

4. There shall be a Corporate Governance Committee of the Board, composed entirely of independent directors, which shall be responsible for:

              I. Reviewing all related-party transactions involving the Company, and considering and making recommendations to the full Board with respect to all proposals involving (a) a change in control, or (b) the purchase or sale of assets constituting more than 10% of the Company's total assets. Additionally, this Committee shall be responsible for reviewing all transactions or proposed transactions that trigger the Company's shareholders' rights plan, if any. The Committee will then make a recommendation to the full Board.

              II. Evaluation and nomination of all new prospective Board members. Any interested party should be directed to this Committee for evaluation and review. This Committee will then recommend to the full Board for their approval any nominee to serve as a Director of the Company.

              III. Review all disclosed related party transactions between Board members. Any Board member that desires to do business with any other Board member must first submit to this Committee a detailed plan of the proposed business dealing. This Committee will be responsible to analyze the proposed business dealing, explain it to the full Board and make a recommendation to the full Board.

              IV. Create the format to review each of the Board members. The reviews will be conducted on a yearly basis in accordance with the format that this committee designs. The results of the reviews will be distributed to all Board members for their review and consideration.

         This Committee will be required to meet at least four times per year. Any existing Board member, excluding management of the Company, will be deemed to be independent until December 31, 2004, at which time they must qualify under these provisions.

5. The foregoing provisions are adopted as part of the Bylaws of the Company and cannot be amended or repealed without either (a) approval by the stockholders of the Company, or (b) approval by a two-thirds majority of all the directors of the Company. Any inconsistent provisions of the Bylaws are hereby modified to be consistent with these provisions. The foregoing provisions, insofar as they establish eligibility to serve as a director or as a committee member, shall not have the effect of removing any director or committee member from office but shall be given effect at the next election of directors and the next selection of committee members, as the case may be. The foregoing provisions shall not be construed to limit or restrict the effective exercise of statutory cumulative voting rights by any shareholder, but the Corporate Governance Committee shall not nominate candidates for election to the Board except as may be consistent with such provisions, and no corporate funds may be expended for the solicitation of proxies which are inconsistent with the foregoing provisions. [END]

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